                                                                   EXHIBIT 10.23


















                               PINKERTON'S, INC.
                               -----------------

                      SUPPLEMENTAL RETIREMENT INCOME PLAN
                      -----------------------------------

                     AS RESTATED, EFFECTIVE JANUARY 1, 1996
                     --------------------------------------

                               TABLE OF CONTENTS
                               -----------------

      I.  PLAN HISTORY AND FEATURES...........................   1

     II.  DEFINITIONS.........................................   2

          2.1       "Age".....................................   2

          2.2       "Anniversary Date"........................   2

          2.3       "Beneficiary".............................   2

          2.4       "Benefit".................................   3

          2.5       "Board"...................................   3

          2.6       "Employee"................................   3

          2.7       "Employer"................................   3

          2.8       "Employment"..............................   3

          2.9       "Final Average Monthly Compensation"......   4

          2.10      "Grandfathered Benefit"...................   4

          2.11      "Normal Benefit Form".....................   5

          2.12      "Normal Retirement Age"...................   5

          2.13      "Participant".............................   5

          2.14      "Plan"....................................   5

          2.15      "Plan Administrator"......................   6

          2.16      "Plan Year"...............................   6

          2.17      "Retirement"..............................   6

          2.18      "Vested"..................................   6

          2.19      "Years of Service"........................   6

          2.20      "Years of Participation"..................   6


    III.  EMPLOYEE PARTICIPATION..............................   7

          3.1  Requirements for Participation.................   7

     IV.  BENEFITS............................................   8

          4.1      Benefits on Retirement.....................   8

          4.2      Benefit Formula............................   9

          4.3      Pre-Retirement Death Benefits..............  11

          4.4      Suspension of Benefits.....................  12

      V.  FUNDING OF BENEFITS.................................  13

          5.1      Source of Funds............................  13

     VI.  VESTING.............................................  14

          6.1      Vesting....................................  14

          6.2      Forfeiture Events..........................  15

          6.3      Vesting upon a Change of Control...........  15

    VII.  ADMINISTRATION OF THE PLAN..........................  20

          7.1      Duties of the Plan Administrator...........  20

          7.2      Claims Procedure...........................  21

          7.3      Arbitration Procedure......................  24

          7.4      Effect of Plan Administrator Action........  28

          7.5      Administrative Committee...................  29

   VIII.  AMENDMENT AND TERMINATION OF THE PLAN...............  30

          8.1      Amendment/Termination......................  30

     IX.  MISCELLANEOUS PROVISIONS............................  31

          9.1      Payments...................................  31

          9.2      Termination of Employment..................  32

          9.3      Alienation.................................  32

          9.4      Duty to Provide Data.......................  33

          9.5      Limitation on Rights of Employees..........  34

          9.6      Governing Law..............................  34

          9.7      Plurals....................................  35

          9.8      Titles.....................................  35

          9.9      References.................................  35

APPENDIX I....................................................  36

APPENDIX II...................................................  38

SCHEDULE I ...................................................  39

                               PINKERTON'S, INC.
                               -----------------

                      SUPPLEMENTAL RETIREMENT INCOME PLAN
                      -----------------------------------

                     AS RESTATED, EFFECTIVE JANUARY 1, 1996
                     --------------------------------------




                                   ARTICLE I
                                   ---------

                           PLAN HISTORY AND FEATURES
                           -------------------------


     California Plant Protection adopted this Plan, effective October 1, 1987. Pinkerton's, Inc. assumed sponsorship of this Plan when California Plant Protection was merged into it. The Plan was amended and restated in its entirety as of April 26, 1990 and again as of March 29, 1991, amended in certain particulars as of October 1, 1991 and again as of May 21, 1993, and again amended and restated in its entirety as of May 1, 1994. The plan was further amended as of February 15, 1995, on May 31, 1995 (as of May 31, 1994) and as of May 31, 1995. In addition, with respect to four specific individuals, the benefits of the Plan were modified in 1994 as evidenced by confidential written agreements between these individuals and Pinkerton's, Inc.

     Effective January 1, 1996, this document restates this Plan in its entirety. This document shall govern all persons' rights under the Plan, whether accrued before or after January 1, 1996. A confidential Appendix to the Plan sets forth the provisions of the written agreements by and between the four specific individuals and Pinkerton's, Inc. as referenced above.

     This Plan is an unfunded retirement plan that benefits a select group of management and highly compensated employees.

While the Plan is subject to the Employee Retirement Income Security Act of 1974, it is not intended to be a qualified retirement plan under applicable provisions of the Internal Revenue Code or similar provisions of state law.


                                   ARTICLE II
                                   ----------
                                  DEFINITIONS
                                  -----------

     The following terms, when capitalized, shall have the meanings specified below unless the context clearly indicates to the contrary.

2.1  "Age" shall mean the age of the person as of his or her last birthday.
      ---

2.2  "Anniversary Date" shall mean the last day of the Plan Year.
      ----------------

2.3  "Beneficiary" shall mean a person or entity entitled to receive benefits
      -----------
upon a Participant's death. A Participant may designate, revoke and redesignate a Beneficiary or Beneficiaries in a written form acceptable to the Plan Administrator, which shall be effective upon delivery to and acceptance by the Plan Administrator. Spousal consent to the designation of a Beneficiary other than the Participant's spouse is required to the extent the Participant's Benefit would be considered community property. When the Participant dies, his or her Beneficiary shall be the Beneficiary or Beneficiaries properly designated by the Participant surviving when distributions are due to commence. If no designated Beneficiary or Beneficiaries are then alive, the Participant's Beneficiary shall be the Participant's surviving spouse, or, if none, the Participant's estate. If a Beneficiary dies after receiving the first payment the Beneficiary is due under the Plan, the remaining amounts payable to the Beneficiary shall be paid to the Beneficiary's estate, except as the Participant may have otherwise provided in his or her written designation of beneficiary.

2.4  "Benefit" shall mean the benefit to which the Participant in question is
      -------
then entitled under Section 4.1, provided it is Vested under Article VI.

2.5  "Board" shall mean the Board of Directors of Pinkerton's, Inc.
      -----

2.6  "Employee" shall mean an individual who renders services to the Employer as
      --------
a common law employee or officer, as determined by the Plan Administrator.

2.7  "Employer" shall mean Pinkerton's, Inc. and any other company which adopts
      --------
the Plan, any successor entity which continues the Plan or such companies collectively.

2.8  "Employment" shall mean the period during which an individual is an
      ----------
Employee. Employment with a predecessor to or affiliate of the Employer shall be treated as Employment with the Employer, unless otherwise specified by the Plan Administrator. Employment shall commence on the day the individual first performs services for the Employer as an Employee and shall terminate on the day such services for the Employer cease, as determined under Section 9.2. If a Participant has more than one period of Employment, only the most recent period of Employment shall be taken into account for any Plan purpose, except as otherwise specified by the Plan Administrator in a written notice to the Participant and except as provided in Section 4.4(a).

2.9  "Final Average Monthly Compensation" shall mean one-sixtieth of a
      ----------------------------------
Participant's total "earnings" (as defined below) paid (or accrued, in the case of annual incentive plan awards) during the five year period ending on his or her last day of Employment. If the individual was an Employee for less than five years, his or her "Final Average Monthly Compensation" shall mean the Participant's total "earnings" (as defined below), paid (or accrued, in the case of annual incentive plan awards) in his or her number of full months of Employment dividied by such number of full months of Employment. A Participant's "earnings" shall mean the Participant's regular base salary and annual incentive plan award, determined in accordance with the following special rules:

     (a) Except as provided in subsection (b), an Employee's earnings shall not include severance pay, sign-on bonuses, commissions, incentive compensation (other than annual incentive plan awards), pay in lieu of vacations, reimbursements or other expense allowances, options, phantom stock, company car or car allowances, employee benefits, deferred compensation, fringe benefits, moving expenses, or payments or benefits similar to any of the foregoing.

     (b) Notwithstanding subsection (a), a Participant's earnings shall include amounts that would otherwise have been "earnings" under this Section if the Participant had not made a salary reduction election under a cash or deferred, cafeteria or similar plan of the Employer.

2.10 "Grandfathered Benefit" shall mean the dollar amount of the
      ---------------------
monthly vested benefit to which the Participant in question was entitled as of April 30, 1994, under the Plan as then in effect, as conclusively set forth on
Schedule I hereto. This amount shall not increase because of subsequent increases in Final Average Monthly Compensation or Years of Participation. A Participant's Grandfathered Benefit shall be payable in the Normal Benefit Form commencing upon the later of (A) termination of Employment with the Employer, or
(B) attainment of the earlier of age fifty-five (55) or age fifty (50) and completion of twenty (20) Years of Participation.

2.11 "Normal Benefit Form" shall mean the normal form of benefit under the Plan,
      -------------------
which shall consist of monthly payments to the Participant commencing as of the first day of the calendar month coincident with or next following the Participant's Retirement and ending with the payment for the calendar month in which the Participant dies, with the provision that, if the Participant dies before having received one hundred eighty (180) monthly payments, the Participant's Beneficiary shall continue receiving such monthly payments until a total of one hundred eighty (180) monthly payments have been made to either the Participant or his or her Beneficiary.

2.12 "Normal Retirement Age" shall mean the first day of the month following the
      ---------------------
month in which the Participant reaches age sixty-two (62).

2.13 "Participant" shall mean any Employee who is included in the Plan pursuant
      -----------
to Article III and any current or former Employee who has a Vested Benefit.

2.14 "Plan" shall mean this document, including Schedule I and
      ----
the Appendices hereto. The Appendices are on file in the office of the President and Chief Executive Officer of Pinkerton's, Inc., and shall only be made available to Participants identified in each Appendix, except as the Plan Administrator otherwise authorizes.

2.15 "Plan Administrator" shall mean Pinkerton's, Inc., acting through the
      ------------------
Administrative Committee appointed pursuant to Section 7.5.

2.16 "Plan Year" shall mean a twelve (12) consecutive month period beginning
      ---------
January 1st and ending December 31st.

2.17 "Retirement" shall mean the commencement of benefit payments to a
      ----------
Participant in accordance with Section 4.1 on or after his or her termination of Employment.

2.18 "Vested" shall mean that a Participant's Benefit has become nonforfeitable,
      ------
as more fully provided in Article VI, subject to the exceptions set forth in
Section 6.2.

2.19 "Years of Service" shall mean years of Employment, pro rated to the nearest
      ----------------
1/12th year.

2.20 "Years of Participation" shall mean the Plan Years in which an Employee
      ----------------------
completes twelve (12) full months as a Participant; however, for any Plan Year in which an Employee completes less than twelve (12) full months as a Participant, Years of Participation shall be calculated as a fraction, the numerator of which shall be the number of full months of Participation as a Participant during the Plan Year and the denominator of which shall be twelve
(12), subject to the following special rules:

     (a) If the Employee became a Participant before April 1, 1991, his or her Years of Participation shall be determined based on the number of Years of Service since the individual became an Employee.

     (b) In no event shall any period after a Participant ceases actively participating in the Plan ever be taken into account in determining his or her Years of Participation.

     (c) In the event of termination of Employment before the date upon which his or her benefit can first commence, any fractional Year of Participation the Participant may have shall be rounded down to the next lowest whole number.

     (d) If a Participant works to or past the date upon which his or her Benefit can first commence, any fractional Year of Participation the Participant may have shall be taken into account in calculating the Participant's Benefit. Hence, for example, if the Participant has 14.25 Years of Participation, in applying the formula in Section 4.2, 14.25 Years of Participation will be taken into account.



                                  ARTICLE III
                                  -----------
                             EMPLOYEE PARTICIPATION
                             ----------------------

3.1  Requirements for Participation
     ------------------------------

     Only a select group of management or highly compensated employees may participate in this Plan. The Plan Administrator, acting with the approval of the Board, shall determine which

Employees shall be Participants and when their active participation in this Plan shall begin or end. In order to actively participate in this Plan and begin or continue accruing benefits under the Plan, an Employee must sign such participation agreements as may from time to time may be prescribed by the Plan Administrator. If a Participant's active participation under the Plan ceases for any reason, the amount of his or her Benefit under Section 4.1 shall be determined as if the Participant terminated Employment on the date his or her active participation ceased.


                                   ARTICLE IV
                                   ----------
                                    BENEFITS
                                    --------

4.1  Benefit on Retirement
     ---------------------

     (a) A current Employee who has a Vested Benefit and who has attained age fifty-five (55) may elect Retirement, except that, if the individual has a Grandfathered Benefit and has not attained age fifty-five (55), he or she may elect Retirement after attaining both age fifty (50) and completing twenty (20) Years of Participation. A Retirement election must be made in advance, by written notice to the Plan Administrator in accordance with procedures it specifies. A former Employee shall be deemed to have retired on the earliest date upon which he or she could have elected Retirement if still an Employee. Commencing at Retirement, Benefits shall be paid in the Normal Benefit Form in the amount determined under Subsection (b).

     (b) A Participant's Benefit shall be the greater of (1) the dollar amount determined under Section 4.2 to the extent Vested, reduced by .00416667 for each full calendar month (approximately five percent (5%) per year) in which the benefit commencement date precedes the calendar month in which the Participant attains his or her Normal Retirement Age or (2) his or her Grandfathered Benefit.

4.2  Benefit Formula
     ---------------

     (a) The monthly benefit of a Participant commencing at Normal Retirement Age in the Normal Benefit Form shall be equal to two percent (2%) or three and one-half percent (3.5%) of the Participant's Final Average Monthly Compensation for each Year of Participation, whichever percentage the Plan Administrator, with the consent of the Board, specifies as applying to the Participant. A Participant's maximum benefit under the preceding sentence shall be forty percent (40%) of his or her Final Average Monthly Compensation if the Participant is accruing benefits at the two percent (2%) benefit accrual rate or fifty-two and one-half percent (52.5%) of his or her Final Average Monthly Compensation if the Participant is accruing benefits at the three and one-half percent (3.5%) benefit accrual rate. The benefit determined under this Subsection shall then be reduced by the offsets in Subsection (d).

     (b) If the Plan Administrator changes the benefit accrual percentage applicable to a Participant, the Participant's benefit under this Section 4.2 shall be determined by multiplying each benefit accrual percentage by the Years of Participation completed while the benefit accrual percentage was applicable, adding the results and then multiplying that sum by the Participant's Final Average Monthly Compensation. The maximum benefit limitations of Subsection (a) shall then be applied as follows:

If the Participant's rate of benefit accrual is raised from two percent (2%) to three and one-half percent (3.5%), his or her benefit under this Section shall not thereafter exceed fifty-two percent (52%) of the Participant's Final Average Monthly Compensation. If the Participant's rate of benefit accrual is lowered to two percent (2%) from three and one half percent (3.5%), his or her benefit under this Section shall not thereafter exceed the greater of forty percent (40%) of the Participant's Final Average Monthly Compensation or the benefit to which the Participant would have been entitled under this Section had his or her Employment terminated immediately before the change in accrual rates went into effect. Any benefit determined under this Subsection shall then be reduced by the offsets in Subsection (d).

     (c) See Section 3.1 for the method of determining the benefit of a Participant whose active participation in the Plan ceases for any reason.

     (d) A Participant's benefit under this Section shall be reduced (but not below zero) by the actuarial equivalent of all of the following amounts (such actuarial equivalents to be determined by an Enrolled Actuary retained by the Plan Administrator, using the methods and assumptions that both the Plan Administrator and the Enrolled Actuary determine to be appropriate):

          (i) Any employer-provided pension or similar benefits (whether paid before or after the Participant's benefit goes into pay status under this Plan) accrued while employed for another company during periods for which the Participant was given past service credit for benefit accrual purposes under this Plan;

          (ii) Except as otherwise provided by the Plan Administrator, the amount of any judgment, arbitration award, settlement or similar payment the Employer is obligated to pay the Participant on account of or related to a dispute arising in connection with his or her termination of Employment, whether paid before or after the Participant's Benefit goes into pay status.

4.3  Pre-Retirement Death Benefits
     -----------------------------

     If a Participant dies with a Vested Benefit before benefit payments from the Plan commence, the Participant's Beneficiary shall be entitled to a monthly payment for one hundred eighty (180) months. A Participant's Benefit shall become one hundred percent (100%) Vested if the Participant dies while still an Employee. The monthly amount payable to the Beneficiary shall be determined under Subsection (a) or (b), whichever is applicable.

     (a) If the Participant dies after his or her Benefit could have commenced under Section 4.1, the monthly payment to the Beneficiary shall be equal in amount to the monthly payment the Participant would have received if his or her Benefit had commenced just before the Participant died.

     (b)  If the Participant dies before his or her Benefit could commence under
Section 4.1, the monthly payment to the Beneficiary shall be determined as follows: The Benefit that would have been payable to the Participant had he or she ceased active participation in the Plan on the date of death and thereafter commenced receiving benefits on the earliest allowable date under Section 4.1 shall be determined. The resulting amount shall then be reduced actuarially (by an enrolled actuary selected by the Plan Administrator using the methods and assumptions that both the Plan Administrator and the enrolled actuary determine to be appropriate) by the cost of commencing the death benefit before the earliest date upon which the Participant's Benefit could have commenced.

4.4  Suspension of Benefits
     ----------------------

     (a) If a Participant's benefit has commenced and the Participant again becomes an Employee, the Participant's benefit shall cease to be payable. Thereafter, his or her rights under this Plan shall be determined as if he or she had never previously commenced benefits, except that, if the Participant's benefit had first commenced before age sixty-two (62), it shall be actuarially reduced (but not below the dollar level previously in pay status) by the value of all benefit payments previously made, as determined by an enrolled actuary selected by the Plan Administrator, using the methods and assumptions that both the Plan Administrator and the enrolled actuary determine to be appropriate. If a Participant dies while his or her Benefit is suspended under Subsection (a), the pre-retirement death benefit payable under Section 4.3 shall be the Benefit that would have been payable to the Participant, as determined in accordance with this Section, if he or she had retired on his or her date of death, but the one hundred eighty (180) monthly death benefit payments due under Section 4.3 shall be reduced by the number of benefit payments the Participant received prior to his or her death.

     (b) No amounts shall be paid under this Plan to a Participant while that Participant is engaged in "Other Employment" as defined below, without the Plan Administrator's written consent. A Benefit suspended under this subsection shall recommence when the Participant's Other Employment ends. "Other Employment" shall mean the rendering of full or part-time services as an employee, consultant, officer or director to any company (other than the Employer or an affiliate), but only if such services commenced after April 30, 1994. The Plan Administrator shall consent to a Participant's Other Employment if the Participant furnishes information reasonably required by the Plan Administrator and, on the basis of that information, the Plan Administrator determines that the Other Employment will not aid an entity which is in competition with the Employer or its affiliates. If the facts change, or if the Participant refuses to furnish any additional information that the Plan Administrator requests, the Plan Administrator may revoke a consent it has previously given. If a Participant dies while his or her Benefit is suspended for Other Employment under this Subsection (b), the Participant's Beneficiary shall receive a monthly payment in the amount the Participant was receiving prior to the suspension of his or her Benefit until a total of one hundred eighty (180) monthly payments have been made in the aggregate to both the Participant and his or her Beneficiary. If a Participant dies while engaged in Other Employment (with or without the Plan Administrator's consent) but before his or her Benefit commences, the pre-retirement death benefit provided for in Section 4.3 shall be payable.


                                   ARTICLE V
                                   ---------
                               FUNDING OF BENEFIT
                               ------------------

5.1  Source of Funds
     ---------------

          All benefits under this Plan shall be paid by the

Employer out of its general assets except to the extent the Employer establishes other funding mechanisms.


                                   ARTICLE VI
                                   ----------
                                    VESTING
                                    -------

6.1  Vesting
     -------

          Grandfathered Benefits are one hundred percent (100%) Vested. A Participant's Benefit under Section 4.2 shall become one hundred percent (100%) Vested upon completion of five (5) Years of Participation; provided that if the
                                                           --------
Employee was a grade level 14 (or above) employee prior to becoming a Participant, was eligible to participate in the Employer's District Managers' Insurance Bonus Plan (the "DMIBP") as of the date he or she became a Participant, and ceased to be eligible to participate in or accrue benefits under the DMIBP as of the date he or she became a Participant, then, for the sole purpose of determining when the Participant's Benefit has Vested and not for the purpose of determining the amount of the Participant's Benefit, his or her completion of five (5) Years of Participation shall be determined based upon the number of months since the Employee first became both a grade level 14 (or above) employee and eligible to participate in the DMIBP. For the purpose of this Section 6.1, an Employee becomes eligible to participate in the DMIBP as of the date from which the three (3) years of service with Employer, required by
Section 3(a) of the DMIBP to enter the DMIBP, begins being counted by Employer. Even if Vested, a Benefit shall be subject to forfeiture under Section 6.2.

6.2  Forfeiture Events
     -----------------

     The unvested portion of a Participant's Benefit shall be forfeited upon termination of Employment. In addition, a Participant's Benefit, whether or not Vested, shall be forfeited to the extent specified by the Board, if the Board determines that the Participant, while an Employee, committed (1) any act of civil or criminal fraud that causes serious harm to the Employer or any affiliate; (2) any act involving the personnel or property of the Employer or any affiliate (or of any of their customers, clients or suppliers) which likely constitutes a felony (whether or not the Employee is indicted or convicted of such felony); or (3) any violation of the Employer's policies on ethical business conduct or similar matters which causes or is likely to cause significant harm to the Company.

6.3  Vesting upon a Change of Control
     --------------------------------

     (a) If a "Change in Control" of the Employer occurs, as defined in Subsection (b) below a Participant's Benefit shall become one hundred percent (100%) Vested if, within the two (2) year period following the date of the Change of Control, the Plan is terminated or the Participant is discharged or laid off.

     (b) A "Change in Control" shall be deemed to have occurred on and after the effective date of this Plan Restatement, upon the occurrence of any of the following events:

          (i) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange

Act, of twenty percent (20%) or more of either (A) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions
                             -----------------
shall not constitute a Change in Control: (1) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities), (2) any acquisition by the Company, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (4) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (A), (B) and (C) of subsection (iii) of this definition shall be satisfied, (5) any purchase of Outstanding Company Common Stock by any Person that on April 20, 1994 owned more than twenty percent (20%) of the Outstanding Company Common Stock (a "Substantial Holder") if the number of shares purchased, when added to all other shares of Outstanding Company Common Stock purchased by such Substantial Holder after April 20, 1994, is less than ten percent (10%) of the Outstanding Company Common Stock, or (6) upon the death of a Substantial Holder, the transfer (a) by testamentary disposition or the laws of intestate succession to the estate or the legal beneficiaries or heirs of such Substantial Holder, or (b) by the provisions of any living trust to the named current income beneficiaries thereof as of April 20, 1994, of Outstanding Company Common Stock beneficially owned by such Substantial Holder at the time of his death; and
provided further that, for purposes of clause (2), if any Person (other than the
----------------
Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of twenty percent (20%) or more of the Outstanding Company Common Stock or twenty percent (20%) or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change of Control;

          (ii) individuals who, as of the date following the Company's 1994 Annual Meeting of Shareholders, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least sixty-six and two-thirds percent (66-2/3%) of such Board; provided, however, that any individual who becomes a
                         -----------------
director of the Company subsequent to such date whose election,   or nomination
for election by the Company's stockholders, was approved by the vote of at least sixty-six and two-thirds percent (66-2/3%) of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided, further, that no individual who was initially elected as a
    -----------------
director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

          (iii) approval by the stockholders of the Company and the subsequent completion of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (A) more than sixty percent (60%) of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than sixty percent (60%) of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company), or any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owned, directly or indirectly, twenty percent (20%) or more of the then outstanding shares of common stock of such corporation or twenty percent (20%) or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (C) at least sixty-six and two-thirds percent (66-2/3%) of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation where members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

          (iv) approval by the stockholders of the Company and the subsequent completion of (A) a plan of complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (1) more than sixty percent (60%) of the then outstanding shares of common stock thereof and more than sixty percent (60%) of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of the then outstanding shares of common stock thereof or twenty percent (20%) or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (3) at least sixty-six and two-thirds percent (66-2/3%) of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.


                                  ARTICLE VII
                                  -----------
                           ADMINISTRATION OF THE PLAN
                           --------------------------

7.1  Duties of the Plan Administrator
     --------------------------------

     The Plan Administrator shall be responsible for the general administration and management of the Plan. The Plan Administrator shall have all powers and duties necessary to fulfill its responsibilities, including, but not limited to, the following powers and duties:

     (a) To interpret the Plan as it, in its discretion, determines to be appropriate;

     (b) To determine all questions relating to the right of any person to receive benefits;

     (c) To determine the amount and kind of benefits payable to Participants and their Beneficiaries;

     (d)  To administer the claims procedure set forth in Section 7.2;

     (e) To exercise all other powers or duties granted to the Plan Administrator by other provisions of the Plan;

     (f) To provide the Board with recommendations as to which Employees should participate in the Plan and the benefit accrual rates that should apply to them; and

     (g) To recommend to the Board any amendments to the Plan which the Plan Administrator determines to be appropriate or necessary.

7.2  Claims Procedure
     ----------------

     (a) Normally, a Participant or Beneficiary need not present a formal claim in order to qualify for rights or benefits under this Plan. However, if any such person (a "Claimant") does not believe that he or she will receive the benefits to which the person is entitled or believes that the Plan is not being operated properly or that his or her legal rights have been or are being violated with respect to the Plan, the Claimant must file a formal claim under the procedures set forth in this Section. A formal claim must be filed within six (6) months of the date upon which the Claimant (or his or her predecessor in interest) first knew (or should have known) of the facts upon which the claim is based, unless the Plan Administrator, in writing, consents otherwise. The procedures in this Section shall apply to all claims that any person has with respect to the Plan.

     (b) A claim by any person shall be presented to the Plan Administrator in writing. A claims official appointed by the Plan Administrator shall, within ninety (90) days of receiving the claim, consider the claim and issue his or her determination thereon in writing to the Claimant, his or her representative and the Plan Administrator. The claims official may extend the determination period for up to an additional ninety (90) days by giving the Claimant written notice. With the written consent of the Claimant, the determination period can be extended further. If the claim is granted, the benefits or relief the Claimant seeks will be provided.

     (c) If the claim is wholly or partially denied, the claims official shall, within ninety (90) days (or such longer period as described above), provide the Claimant with written notice of the denial, setting forth, in a manner calculated to be understood by the Claimant,

          (i)  the specific reason or reasons for the denial;

          (ii) specific references to pertinent Plan provisions on which the denial is based;

          (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why the material or information is necessary, and

          (iv)  an explanation of the Plan's claim review procedure.

If the claims official fails to respond to the claim in a timely manner, the Claimant may treat the claim as having been denied by the claims official.

     (d) Each Claimant shall have the opportunity to appeal in writing the claims official's denial of a claim to a review official designated by the Plan Administrator (which may be a person, a committee or the Plan Administrator) for a full and fair review. A Claimant must request review of a denied claim within sixty (60) days after receipt by the Claimant of written notice of denial of his or her claim or within sixty (60) days after such written notice was due, if the written notice was not sent. In connection with the review proceeding, the Claimant or his or her duly authorized representative may review pertinent documents and may submit issues and comments in writing. The Claimant may only present evidence and theories during the review which the Claimant presented during the claims procedure, except for information which the claims official requested the Claimant to provide to perfect the claim (See Subsection (c)(iii)). Any claims which the Claimant does not in good faith pursue through the review stage of the procedure shall be treated as having been irrevocably waived.

     (e) The Plan Administrator may adopt procedures pursuant to which claims shall be reviewed and may, in its discretion, adopt different procedures for different claims without being bound by past actions. Any procedures adopted, however, shall be designed to afford a Claimant a full and fair review of his or her claim.

     (f) The decision by the review official upon review of a claim shall be made not later than sixty (60) days after the written request for review is received by the Plan Administrator, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review, unless the Claimant agrees to a greater extension of that deadline.

     (g) The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the Claimant, with specific references to the pertinent Plan provisions on which the decision is based.

     (h) If a Claimant pursued his or her claim through the review stage of the claims procedure and the claim was denied (or the review official failed to decide the claim on a timely basis, in which case it shall be deemed denied), the Claimant will be permitted to appeal the denial by arbitration pursuant to
Section 7.3 of the Plan. In no event shall any claim to which this procedure applies be subject to resolution by any means (such as in a court of law) other than by this claims procedure or arbitration under Section 7.3.

     (i) This Section shall apply to a claim notwithstanding any failure by the Plan Administrator or his delegates to follow the procedures in this Section with respect to the claim. However, an arbitrator reviewing such a claim may permit a Claimant to present additional evidence or theories if the arbitrator determines that the Claimant was precluded from presenting them during the claim and review procedures due to procedural errors of the Plan Administrator or its delegates.

7.3  Arbitration Procedure
     ---------------------

     (a) If a Claimant's appeal is denied, his or her sole remaining remedy shall be to appeal the matter to an impartial arbitrator. Arbitration shall be in accordance with the

Employment Dispute Resolutions Rules of the American Arbitration Association (the "AAA") before an arbitrator who is familiar with employee benefit matters and who is licensed to practice law in the State in which the arbitration is convened (the "Arbitrator"). The Arbitrator shall be selected in the following manner from a list of eleven (11) arbitrators drawn by the AAA from its panel of labor and employment arbitrators: Each party shall designate all arbitrators on the list whom they find acceptable; the Arbitrator shall be chosen by alternate striking from the list of arbitrators acceptable to both parties, with the party who did not initiate the arbitration striking first. If only one arbitrator is acceptable to both parties, he or she shall be the Arbitrator. If none of the arbitrators are acceptable to both parties, a new panel of arbitrators shall be obtained from the AAA and the selection process shall recommence. The arbitration shall take place in or near the city in which the Claimant is or was last employed by the Employer, or, in which the Plan is principally administered, whichever is specified by the Plan Administrator, or in such other location as may be acceptable to both the Claimant and the Plan Administrator. The Arbitrator shall apply federal law. The Arbitrator shall have the exclusive authority to resolve any factual or legal claim relating to the Plan or relating to the interpretation, applicability or enforceability of this arbitration provision, including, but not limited to, any claim that all or any part of this provision is void or voidable. The arbitration shall be final and binding upon all parties.

     (b) The Claimant must submit a request for arbitration to the Plan Administrator within sixty (60) days of receipt of the written denial of his or her appeal (or within sixty (60) days of the date he or she should have received that determination).

     (c) The Claimant and the Plan shall equally share the fees and costs of the Arbitrator. Each party shall pay its own costs and attorneys' fees, if any. The Arbitrator, in his or her discretion, may award reasonable attorneys' fees to the prevailing party.

     (d) The Claimant must deposit with the Plan Administrator one-half (1/2) of the anticipated fees and costs of the Arbitrator, as reasonably determined by the Plan Administrator before the arbitration. At least two (2) weeks before delivering his or her decision, the Arbitrator shall send his or her final bill for fees and costs to the Plan Administrator for payment. The Plan Administrator shall apply the amount deposited by the Claimant to pay the Claimant's share of the Arbitrator's fees and costs and shall return any surplus deposit after all fees and costs have been billed by the Arbitrator. If Claimant's deposit is exhausted, Claimant shall be billed for any remaining fees and costs Claimant owes. Failure to pay any amount or deposit any amount within seven (7) days after the Claimant has actual knowledge of the bill shall constitute the Claimant's irrevocable election to withdraw Claimant's arbitration request and abandon his or her claim.

     (e) At least thirty (30) days before the arbitration hearing, the parties must exchange lists of witnesses, including any expert witness, and copies of all exhibits intended to be used at the hearing. The Claimant may not present any evidence, facts, arguments or theories at the arbitration which were not pursued in the appeal, except pursuant to Section 7.2(i) or in response to new evidence, facts, arguments or theories presented on behalf of the Plan.

     (f) The Plan Administrator shall submit to the Arbitrator a certified copy of the record upon which the review official's decision was made. The Arbitrator may grant the Claimant's appeal, in whole or in part, only if the Arbitrator determines that its grant is justified because (1) the review official was in error upon an issue of law, (2) the review official acted arbitrarily or capriciously in denying the appeal, or (3) the review official's findings of fact, if applicable, were not supported by substantial evidence.

     (g) The Arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person as the Arbitrator deems necessary. The Arbitrator shall apply the Federal Rules of Evidence and shall have the authority to entertain a motion to dismiss or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.
The Arbitrator shall render an award and opinion in the form typically rendered in labor arbitrations. The results of the arbitration, unless otherwise agreed to by the parties or ordered by the Arbitrator on motion, shall not be confidential and may be reported by any news agency or legal publisher or service.

     (h) Either party may (1) designate one expert witness, (2) take the deposition of one individual and the other party's expert witness, (3) propound requests for production of documents to any party, (4) subpoena witnesses and documents for the arbitration, but only as to the discovery permitted in this paragraph (or any additional discovery permitted by the Arbitrator on a showing of substantial need), (5) arrange for a court reporter to provide a stenographic record of the proceedings at the party's own cost (6) upon request at the close of the hearing, be given leave to file a post-hearing brief within the time limit established by the Arbitrator and (7) bring an action in any court of appropriate jurisdiction to compel arbitration under this provision and to enforce an arbitration award.

     (i) If any part of these arbitration procedures are void and unenforceable, in whole or in part, that shall not affect the validity of the remainder of the procedures.

     (j) No party has the right to sue in any federal or state court with respect to any matter to which the Plan's claim or arbitration procedure applies, except as provided in Subsection (h).

     (k) To be entitled to any benefit under this Plan, the Claimant must agree to these arbitration provisions, which agreement shall be presumed unless the Claimant asserts otherwise, in which case the Claimant shall not be entitled to any benefits under the Plan.

7.4  Effect of Plan Administrator Action
     -----------------------------------

     The Plan shall be interpreted by the Plan Administrator and all its delegates and agents in accordance with the terms of the Plan and their intended meanings, but interpretations of the Plan document, as in effect prior to January 1, 1996, shall not be thereafter applicable and such prior interpretations shall not be used in any arbitration or other legal proceeding. The Plan Administrator and all its delegates or agents shall have the discretion to make any findings of fact needed in the administration of the Plan, and shall have the discretion to interpret or construe ambiguous, unclear or implied (but omitted) terms in any fashion they deem to be appropriate in their sole judgment. The validity of any such finding of fact, interpretation, construction or decision shall not be given de novo review if challenged in court, by arbitration or in any other
      -------
forum, and shall be upheld unless clearly arbitrary or capricious. To the extent the Plan Administrator or its delegate or agent has been granted discretionary authority under the Plan, the Plan Administrator's or such delegate's or agent's prior exercise of such authority shall not obligate it to exercise its authority in a like fashion thereafter. If, due to errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations or other evidence of intent, or as determined by the Plan Administrator in its sole and exclusive judgment, the provision shall be considered ambiguous and shall be interpreted by the Plan Administrator and its delegates and agents in a fashion consistent with its intent, as determined by the Plan Administrator in its reasonable discretion. The Plan may be amended retroactively to cure any such ambiguity. This Section may not be invoked by any person to require the Plan to be interpreted in a manner which is inconsistent with its interpretation by the Plan Administrator. All actions taken and all determinations made in good faith by the Plan Administrator or its delegates and agents shall be final and binding upon all persons claiming any interest in or under the Plan.

7.5  Administrative Committee
     ------------------------

     (a) The Plan Administrator is Pinkerton's, Inc., acting through the Administrative Committee that serves pursuant to this Section.

     (b) The Administrative Committee shall consist of those members of the Board who then serve on the Board's Compensation Committee, augmented by one officer of Pinkerton's, Inc., appointed by, and serving at the pleasure of the Compensation Committee and who shall have no voting rights.

     (c) Any action of the Administrative Committee shall be taken pursuant to a majority vote of a quorum of its members or its full membership. Any action of the Administrative Committee may also be taken pursuant to the written consent of a majority of its members and their action shall constitute the action of the Administrative Committee and be as binding as if all members had joined in the action. A quorum of the Administrative Committee shall consist of a majority of its members. The secretary of the Administrative Committee may execute any certificate or other written direction on behalf of the Administrative Committee.

     (d) A member of the Administrative Committee shall not vote or act upon any matter which specifically relates to such person as a Participant or in which the member has an interest which may affect such member's best judgment.


                                  ARTICLE VIII
                                  ------------
                     AMENDMENT AND TERMINATION OF THE PLAN
                     -------------------------------------

8.1  Amendment/Termination
     ---------------------

     (a) The Board reserves the right, in its nonfiduciary settlor capacity, at any time to amend or terminate the Plan prospectively or retroactively (by a formal, written and explicit instrument), but not in a way which would reduce any Vested Benefit's present value (as determined by an Enrolled Actuary selected by the Plan Administrator using the methods and assumptions that both the Plan Administrator and Enrolled Actuary determine to be appropriate). For example, the Board could at any time terminate the Plan, and in connection with that termination, satisfy all benefit obligations by causing the Employer to pay each Participant or Beneficiary the lump sum present value of his or her Vested Benefit.

     (b) No Plan amendment, unless it expressly provides otherwise, shall be applied retroactively to increase the Benefit or Vested percentage of a former Participant whose Employment terminated before the date the amendment became effective. However, in every other respect, all rights under the Plan shall be determined under the terms of the Plan as in effect at the time the determination is made.


                                   ARTICLE IX
                                   ----------
                            MISCELLANEOUS PROVISIONS
                            ------------------------

9.1  Payments
     --------

     (a) In the event any amount becomes payable under the Plan to a minor or a person who, in the sole judgment of the Plan Administrator, is considered to be unable to give a valid receipt for the payment by reason of physical or mental condition, the Plan Administrator may direct that payment be made to any person found by the Plan Administrator, in its sole judgement, to have assumed the care of the person in question. Any payment made pursuant to such a finding shall constitute payment by the Plan and result in a full release and discharge of the Plan Administrator, the Employer and their officers, directors, employees, agents, owners and representatives.

     (b) Payment of benefits to the person entitled thereto may be sent by first class mail, address correction requested, to the last known address on file with the Plan Administrator. If, within six (6) months from the date of issuance of the payment, the payment letter cannot be delivered to the person entitled thereto or the payment has not been negotiated, the payment shall be treated as forfeited.

     (c) Taxes shall be withheld from each payment made under the Plan to the extent required by applicable law.

9.2  Termination of Employment
     -------------------------

     A person's Employment shall terminate upon the first to occur of his or her resignation from or discharge by the Employer or his or her death or Retirement. A person's Employment shall not terminate on account of an authorized leave of absence, sick leave or vacation, or on account of a military leave or a direct transfer between Employers. However, failure to return to work upon expiration of any leave of absence, sick leave or vacation or within the time period allowed under applicable personnel policies of the Employer shall be considered a resignation effective as of the expiration of such leave of absence, sick leave or vacation.

9.3  Alienation
     ----------

     The rights of a Participant or Beneficiary under the Plan shall not be subject to any claim or any creditor nor to attachment or garnishment or other legal process by any creditor. A Participant or Beneficiary shall not have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which the individual may expect to receive, contingently or otherwise, under the Plan.
The provision of this Section shall not preclude any assignment or alienation expressly permitted under applicable pension plan law or other provisions of the Plan.

9.4  Duty to Provide Data
     --------------------

     (a) Every person with an interest in the Plan or claiming benefits under the Plan shall furnish the Plan Administrator on a timely and accurate basis with such documents, evidence or information as it considers necessary or desirable for the purpose of administering the Plan. This includes completing insurance applications and submitting to medical examinations, if required by the Plan Administrator. The Plan Administrator may deny the accrual or benefits or postpone the payment of benefits (without accrual of interest) until such information and such documents have been furnished.

     (b) Every person claiming a benefit under this Plan shall give written notice to the Plan Administrator of his or her postal address and each change of postal address. Any communication, statement or notice addressed to such a person at his or her latest post office address as filed with the Plan Administrator will, on deposit in the United States mail with postage prepaid, be as binding upon such person for all purposes of the Plan as if it had been received, whether actually received or not. If a person fails to give notice of his or her correct address, the Plan Administrator, the Employer and the delegates and agents shall not be obliged to search for, or to ascertain, his or her whereabouts.

9.5  Limitation on Rights of Employees
     ---------------------------------

     The Plan is strictly a voluntary undertaking on the part of the Employer and shall not constitute a contract between the Employer and any Employee, or consideration for, or an inducement or condition of, the employment of any Employee. Except as otherwise required by statute, nothing contained in the Plan shall give any Employee the right to be retained in the service of the Employer or to interfere with or restrict the right of the Employer, which is hereby expressly reserved, to discharge or retire any Employee at any time for any reason not prohibited by statute, without the Employer being required to show cause for the termination. Except as otherwise required by statute, inclusion under the Plan will not give any Employee any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan. The doctrine of substantial performance shall have no application to Employees, Participants, or Beneficiaries. Each condition and provision including numerical items, has been carefully considered and constitutes the minimum limit on performance which will give rise to the applicable right.

9.6  Governing Law
     -------------

     The Plan shall be interpreted, administered and enforced in accordance with federal law. To the extent that state law is applicable, however, the laws of the State of California shall apply.

9.7. Plurals
     -------

     Where the context so indicates, the singular shall include the plural and vice versa.

9.8  Titles
     ------

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

9.9  References
     ----------

     Unless the context clearly indicates to the contrary, a reference to a Plan provision, statute, regulation or document shall be construed as referred to any subsequently enacted, adopted or executed counterpart.

Executed at Encino, California as of the   1st   day of
                                        ---------
January           199 6
-----------------    ----.

                         PINKERTON'S, INC.


                         By: /s/ Thomas W. Wathen
                            ----------------------------------
                            Chairman of the Board of Directors



                         By: /s/ Denis R. Brown
                            -------------------------------------
                            President and Chief Executive Officer

                                   APPENDIX I
                                   ----------

          This Appendix sets forth special provisions that relate to the individuals identified below, notwithstanding anything in the Plan to the contrary:

Provisions Relating to Denis R. Brown
-------------------------------------

1. Mr. Brown's Benefit under Section 4.1 shall be Fifty-Two and one/half percent (52.5%) of his Final Average Monthly Compensation, which shall be determined solely on the basis of his "Executive's Base Salary" and his "Incentive Compensation", as such terms are defined in his Employment Agreement dated April 20, 1994. In determining Mr. Brown's Final Average Monthly Compensation, Incentive Compensation shall be taken into account as if paid on the last day of the Pinkerton's, Inc. fiscal year in which it accrued and only to the extent it does not exceed one-half of the Executive's Base Salary paid to Mr. Brown during that fiscal year.

2. Notwithstanding Section 6.1, Mr. Brown's Benefit under the Plan shall vest as follows, so long as Mr. Brown remains an Employee:


          Date                      Vested Percentage
          ----                      -----------------
          April 19, 1999            20%
          August 7, 1999            46.667%
          August 7, 2000            73.334%
          August 7, 2001            100%

3. In applying Section 4.3 (relating to pre-retirement death benefits) with respect to Mr. Brown, paragraph 1 of this Appendix shall be applied as if Mr. Brown's Benefit were thirty-five percent (35%) of his Final Average Monthly Compensation

4. Wherever the term "Change of Control" appears in the Plan, when applied to Mr. Brown, the definition of "Change of Control" in Section 3.01 of Mr. Brown's employment agreement with Pinkerton's, Inc. dated as of April 20, 1994, shall be used.

Provisions Relating to Thomas W. Wathen
---------------------------------------

1. Mr. Wathen's Benefit under Section 4.1 of the Plan shall be $25,000 per month commencing on the first day of the calendar month following the date he ceases to be the President and Chief Executive Officer and an employee of Pinkerton's, Inc.

2. Mr. Wathen's Benefit shall be one hundred percent (100%) under Section 6.1, except that Mr. Wathen's Benefit shall be forfeited under the circumstances set forth in Sections 8.01(c) and 9.01 of his Personal Services Agreement with the Company, as in effect on May 1, 1994.

Provisions relating to C. Michael Carter
----------------------------------------

1.   Commencing on September 27, 1999 (i.e., the fifth anniversary of the
                                       ---
     effective date of Mr. Carter's participation in the Plan), Mr. Carter shall be deemed, for purposes of calculating benefits under the Plan, to have completed 1.8 Years of Participation for each year or partial year during which he is a Participant in the Plan following September 27, 1999. As a result of the foregoing, following September 27, 1999, Mr. Carter's effective accrual rate under the Plan shall be 6.3 percent.

2. Section 4.3 of the Plan (relating to pre-retirement death benefits) shall be applied as if Mr. Carter's Benefit were thirty-five percent (35%) of his Final Average Monthly Compensation.

3. Wherever the term "Change of Control" appears in the Plan, when applied to Mr. Carter, the definition of "Change of Control" in Appendix B to Mr.
                                                          ----------
     Carter's employment agreement with Pinkerton's, Inc. dated December 9, 1994, shall be used.

Provisions relating to James P. McCloskey
-----------------------------------------

1.   Commencing on October 4, 1999 (i.e., the fifth anniversary of the effective
                                    ----
     date of Mr. McCloskey's participation in the Plan), Mr. McCloskey shall be deemed, for purposes of calculating benefits under the Plan, to have completed 2.96 Years of Participation for each year or partial year during which he is a Participant in the Plan following October 4, 1999. As a result of the foregoing, following October 4, 1999, Mr. McCloskey's effective accrual rate under the Plan shall be 10.35 percent.

2. Section 4.3 of the Plan (relating to pre-retirement death benefits) shall be applied as if Mr. McCloskey's Benefit were thirty-five percent (35%) of his Final Average Monthly Compensation.

3. Wherever the term "Change of Control" appears in the Plan, when applied to Mr. McCloskey, the definition of "Change of Control" in Appendix B to Mr.
                                                             ----------
     McCloskey's employment agreement with Pinkerton's, Inc. dated December 9, 1994, shall be used.

                                   Appendix I Approved by the Board of Directors
                                                            on December 11, 1996

                                  APPENDIX II
                                  -----------


          This Appendix sets forth special provisions that relate to the individual identified below, notwithstanding anything in the Plan to the contrary:

Provision relating to Don W. Walker
-----------------------------------

1.   Commencing on January 13, 1997 (i.e., the fifth anniversary of the
                                     ----
     effective date of Mr. Walker's participation in the Plan), Mr. Walker's Benefit shall be as follows:


          Date                      Benefit
          ----                      -------
          January 13, 1997          26.250%
          January 13, 1998          30.625%
          January 13, 1999          35.000%
          January 13, 2000          39.375%
          January 13, 2001          43.700%
          January 13, 2002          48.125%
          January 13, 2003          52.500%


                                  Appendix II Approved by the Board of Directors
                                                         as of December 11, 1996

                                   SCHEDULE I
                                   ----------
                             GRANDFATHERED BENEFITS
                             ----------------------

Current or Former                              Annual
Employee                                       Grandfathered Benefit
--------                                       ---------------------
Gerard Brown                                   $51,295
George C. Davis                                $35,128
Maurice Dispennett                             $34,018
Bruce Menzies                                  $31,236
Kevin B. O'Connor                              $30,599
Peter C. Sawyers                               $     0
Billy L. Stephens                              $71,636